UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2021

VALERO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13175	74-1828067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	VLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2021 annual meeting of the stockholders of Valero Energy Corporation (“Valero”) was held April 29, 2021. Matters voted on at the annual meeting and the results thereof were as follows:

(1)	Proposal 1: Election of directors. The election of each director was approved as follows.

H. Paulett Eberhart	shares voted	required vote *	vote received
for	297,108,009	>50.0%	97.71%
against	6,958,945
abstain	646,644
broker non-votes	46,645,157

Joseph W. Gorder	shares voted	required vote *	vote received
for	272,559,273	>50.0%	90.05%
against	30,132,442
abstain	2,021,883
broker non-votes	46,645,157

Kimberly S. Greene	shares voted	required vote *	vote received
for	301,781,391	>50.0%	99.25%
against	2,292,250
abstain	639,957
broker non-votes	46,645,157

Deborah P. Majoras	shares voted	required vote *	vote received
for	297,166,234	>50.0%	97.74%
against	6,881,713
abstain	665,651
broker non-votes	46,645,157

Eric D. Mullins	shares voted	required vote *	vote received
for	301,146,064	>50.0%	99.05%
against	2,897,411
abstain	670,123
broker non-votes	46,645,157

Donald L. Nickles	shares voted	required vote *	vote received
for	295,502,043	>50.0%	97.25%
against	8,352,591
abstain	858,964
broker non-votes	46,645,157

Philip J. Pfeiffer	shares voted	required vote *	vote received
for	300,389,993	>50.0%	98.80%
against	3,647,105
abstain	676,500
broker non-votes	46,645,157

Robert A. Profusek	shares voted	required vote *	vote received
for	277,541,911	>50.0%	92.64%
against	22,065,990
abstain	5,105,697
broker non-votes	46,645,157

Stephen M. Waters	shares voted	required vote *	vote received
for	295,640,787	>50.0%	97.30%
against	8,218,542
abstain	854,269
broker non-votes	46,645,157

Randall J. Weisenburger	shares voted	required vote *	vote received
for	296,562,172	>50.0%	97.54%
against	7,476,151
abstain	675,275
broker non-votes	46,645,157

Rayford Wilkins, Jr.	shares voted	required vote *	vote received
for	297,633,244	>50.0%	97.89%
against	6,411,165
abstain	669,189
broker non-votes	46,645,157

(2)	Proposal 2: Ratify the appointment of KPMG LLP to serve as Valero’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The proposal was approved as follows:

Proposal 2	shares voted	required vote *	vote received
for	347,574,470	>50.0%	98.92%
against	3,223,217
abstain	561,068
broker non-votes	n/a

(3)	Proposal 3: Advisory vote to ratify the 2020 compensation of the named executive officers listed in the proxy statement. The proposal was approved as follows:

Proposal 3	shares voted	required vote *	vote received
for	273,087,430	>50.0%	89.62%
against	29,672,594
abstain	1,953,574
broker non-votes	46,645,157

*	Notes:

Required votes. For Proposal 1, as required by Valero’s bylaws, each director is to be elected by a majority of votes cast with respect to that director’s election. Proposals 2 and 3 required approval by the affirmative vote of a majority of the voting power of the shares present in person or by proxy at the annual meeting and entitled to vote.

Effect of abstentions. Shares voted to abstain are treated as “present” for purposes of determining a quorum. In the election of directors (Proposal 1), pursuant to Valero’s bylaws, shares voted to abstain are not deemed to be “votes cast,” and are accordingly disregarded. When, however, approval for a proposal requires the affirmative vote of a majority of the voting power of the shares present in person or by proxy and entitled to vote (Proposals 2 and 3), then shares voted to abstain have the effect of a negative vote.

Effect of broker non-votes. Brokers holding shares for the beneficial owners of such shares must vote according to specific instructions received from the beneficial owners. If instructions are not received, in some instances (e.g., for Proposal 2), a broker may nevertheless vote the shares in the broker’s discretion. Under New York Stock Exchange rules, brokers are precluded from exercising voting discretion on certain proposals without specific instructions from the beneficial owner (Proposals 1 and 3). This results in a “broker non-vote” on the proposal. A broker non-vote is treated as “present” for purposes of determining a quorum, has the effect of a negative vote when approval for a particular proposal requires the affirmative vote of the voting power of the issued and outstanding shares of Valero, and has no effect when approval for a proposal requires the affirmative vote of a majority of the voting power of the shares present in person or by proxy and entitled to vote or a plurality or majority of the votes cast.

Item 8.01	Other Events.

On April 29, 2021, Valero entered into a Stock Unit Award Agreement with each of its non-employee directors who was re-elected at the annual meeting of the stockholders. The grant of stock units, valued at $200,000, represents the equity portion of Valero’s non-employee director compensation program. Each stock unit represents the right to receive one share of Valero common stock, and is scheduled to vest (become nonforfeitable) in full on the date of Valero’s 2022 annual meeting of stockholders. The foregoing description of the stock units is not complete and is qualified in its entirety by reference to the full text of the agreement governing the awards, which is attached as Exhibit 10.01 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibit.

(d)	Exhibit.

10.01	Form of Stock Unit Award Agreement (with one-year hold provision).

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: May 4, 2021	by:	/s/ Richard J. Walsh
Richard J. Walsh
Senior Vice President, General Counsel and Secretary